UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

SPRING BANK PHARMACEUTICALS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-37718	52-2386345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 South Street

Hopkinton, MA 01748

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (617) 225-4305

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 11, 2016, in connection with the closing of its initial public offering (the “IPO”), and pursuant to the terms of the Underwriting Agreement (the “Underwriting Agreement”) dated May 5, 2016, Spring Bank Pharmaceuticals, Inc. (the “Company”) issued a warrant (the “Closing Warrant”) to purchase 27,600 shares of its common stock (3% of the number of shares of common stock sold in the IPO) to Dawson James Securities, Inc., the sole book-running manager for the IPO (the “Representative”). The Closing Warrant is exercisable for cash at an exercise price of $15 per share (125% of the per share public offering price of the shares sold in the IPO) commencing on November 5, 2016. The Closing Warrant expires on May 5, 2021.

In addition, the Company has agreed that, in the event that the Representative exercises its option to purchase additional shares of common stock in accordance with the terms of the Underwriting Agreement, it will issue to the Representative an additional warrant to purchase a number of shares of common stock equal to 3% of the shares so purchased by the Representative (4,140 shares if the Representative exercises its option in full) (the “Option Warrant” and, together with the Closing Warrant, the “Warrants”). The Option Warrant will be exercisable for cash at an exercise price of $15 per share (125% of the per share public offering price of the shares sold in the IPO) commencing on November 5, 2016. The Option Warrant will expire on May 5, 2021.

On May 11, 2016, the Company also issued 643,826 shares of its common stock upon the exercise of outstanding warrants to purchase common stock of the Company (the “Warrant Shares”). The Company received $5.4 million in gross proceeds from the exercise of the warrants.

The offering and sale of the Warrants and the Warrant Shares are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each of the recipients of the Warrants and the Warrant Shares has represented that he or it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that he or it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the United States federal securities laws.

The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the form of Warrant, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2016, the Company filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO.

The Restated Certificate amends and restates in its entirety the Company’s certificate of incorporation to, among other things: (i) authorize 200,000,000 shares of common stock; (ii) eliminate all references to the previously existing series of preferred stock; (iii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iv) establish a classified board of directors, divided into three classes with staggered three-year terms, with one class of directors to be elected at each annual meeting of the Company’s stockholders; (v) provide that the authorized number of directors may be changed only by the resolution of the Company’s board of directors; (vi) provide that directors may be removed from office only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the votes that all of the Company’s stockholders would be entitled to cast in an election of directors; and (vii) provide that any vacancy on the Company’s board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of the directors then in office.

The foregoing description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On May 11, 2016, the amended and restated by-laws of the Company (the “Amended and Restated By-laws”), which were previously approved by the Company’s board of directors and stockholders, became effective upon the closing of the IPO. The Amended and Restated By-laws restate the Company’s by-laws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the provisions of the Restated Certificate.

The foregoing description of the Amended and Restated By-laws is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Restated Certificate of Incorporation of Spring Bank Pharmaceuticals, Inc.

3.2	Amended and Restated By-laws of Spring Bank Pharmaceuticals, Inc.

10.1	Form of Warrant issued to Dawson James Securities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRING BANK PHARMACEUTICALS, INC.

Date: May 12, 2016	By:	/s/ Martin Driscoll
Martin Driscoll
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Spring Bank Pharmaceuticals, Inc.

3.2	Amended and Restated By-laws of Spring Bank Pharmaceuticals, Inc.

10.1	Form of Warrant issued to Dawson James Securities, Inc.